                                                                   Exhibit 10.27

                      CONVERSION AND SUBSCRIPTION AGREEMENT

      This CONVERSION AND SUBSCRIPTION AGREEMENT, dated as of the 13th day of June, 1997, by and between QUIETPOWER SYSTEMS, INC. (formerly Active Acoustical Solutions, Inc.), a Delaware corporation, with an address at 460 West 34th Street, New York, New York 10001 (the "Company"), and BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation, with an address at 39 West Lexington Street, Baltimore, Maryland 21203 ("BGE").

                             W I T N E S S E T H :

      WHEREAS, BGE, NCT Power, Inc. (a Delaware corporation which has since been dissolved), and Noise Cancellation Technologies, Inc. ("NCT"), are parties to a Research Agreement dated as of December 21, 1990, and amended on November 10, 1992 (the "NCT Research Agreement"), pursuant to which BGE is to receive royalties and/or other forms of consideration under Section 4(b) thereof; and

      WHEREAS, the Company and BGE are, together with NCT, also parties to a Participation Agreement, dated as of November 1993 (the "Participation Agreement"), pursuant to which BGE is to receive royalties, product discounts and/or other forms of consideration under Section 3 thereof; and

      WHEREAS, the Company and BGE are also parties to a Research Agreement, dated as of October 30, 1994 (together with the NCT Research Agreement and the Participation Agreement, the "Agreements"), pursuant to which BGE is to receive royalties, product discounts and/or other forms of consideration under Section 5 thereof; and

      WHEREAS, the Company and NCT are parties to a Master Agreement, dated as of March 27, 1995 (as amended, the "Master Agreement"), pursuant to which the Company has agreed to assume all of NCT's obligations under the NCT Research Agreement and the Participation Agreement.

      NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      1. SUBSCRIPTION FOR THE SECURITIES

            1.1 Subject to the terms and conditions hereinafter set forth, BGE hereby agrees to accept 80,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in satisfaction of all of BGE's rights to receive royalties, product discounts and/or other forms of consideration under the Agreements (the "Purchase Price"), and the Company, upon its execution hereof, agrees to give such Shares to BGE in consideration of the Purchase Price.

      2. REPRESENTATIONS BY BGE

            2.1 BGE represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act").

            2.2 BGE acknowledges receipt of the Company's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission ("SEC") on May 8, 1997, and all other information regarding the Company which it has requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; and that BGE has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and an investment therein, and any additional information which it has requested.

            2.3 BGE acknowledges that the disclosure related to the sale of the Shares made hereby has not been reviewed by the SEC or by any other governmental authority. BGE represents that the Shares are being purchased for its own account, for investment and not for distribution or resale to others. BGE agrees that it will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

            2.4 BGE understands that the sale of the Shares has not been registered under the Act and, therefore, the Shares may have to be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available in the opinion of counsel to the Company. In addition, BGE agrees and acknowledges that the certificate for the Shares shall bear a restrictive legend in substantially the following form:

            "The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933, as amended, or any applicable state statutes. Such securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to QuietPower Systems, Inc. that the securities may be so disposed of without being registered."

            2.5 BGE consents that the Company may, if it desires, permit the transfer of the Shares out of its name only when its request for transfer is accompanied by an opinion of counsel for the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). BGE agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution by BGE in violation of any Securities Laws.

      3. REPRESENTATIONS BY THE COMPANY

            The Company represents and warrants to BGE as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct.

                  (b) The Shares have been duly and validly authorized and, upon issuance, will be duly and validly issued and fully paid and non-assessable. The Shares upon issuance to BGE are free and clear of any liens and encumbrances or restrictions other than the lock-up period restriction set forth in the lock-up letter described in Section 5.1 and the Securities Laws restrictions described in Section 2.4.

      4. REGISTRATION

            4.1 If the Company registers any of its securities under the Act, other than a registration solely to implement an employee benefit plan, a transaction to which Rule 145 under the Act is applicable, or any other form of registration in which the Shares cannot be included under the Act and the Rules thereunder, the Company shall advise BGE by written notice at least 20 days prior to the filing of any such registration statement or post-effect amendment thereto, and, upon the written request of BGE, the Company shall cause, subject to Section 4.2 below, the Shares to be registered under the Act and qualified for sale under such Securities Laws as BGE shall reasonably request.

            4.2 The registration rights granted hereunder shall in all cases be subject to (a) the priority rights granted by the Company to other parties holding registration rights for such registration which are listed on Exhibit One, and (b) the opinion of the underwriter managing such registration, if any, that the distribution of all or a portion of the Shares requested to be included in such registration statement would materially adversely affect the distribution of securities by the Company for its own account, in either of which cases BGE hereby agrees to waive its rights to include the Shares (or such portion thereof as to which the underwriter objects) in any such registration statement.

      5. MISCELLANEOUS

            5.1 Simultaneously herewith, BGE is executing the lock-up letter in the form attached hereto as Exhibit Two.

            5.2 BGE acknowledges that pursuant to the Master Agreement, the Company has assumed all of the obligations owed by NCT to BGE under the Agreements and BGE hereby consents to such assumption.

            5.3 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by overnight delivery or facsimile, addressed to the Company Attention: President and BGE Attention: DA Brune, Chief Financial Officer, at the addresses indicated on the first page of this Agreement or the following facsimile numbers: Company - (212) 967-8952 and BGE -
(410) 234-5643. Notices shall be deemed to have been given on the business day following the date on which the notice is sent.

            5.4 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

            5.5 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            5.6 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

            5.7   This Agreement may be executed in counterparts.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                        BALTIMORE GAS AND ELECTRIC
                                          COMPANY

                                        By: /s/ David A. Brune
                                           --------------------------
                                                Title: Vice President

QUIETPOWER SYSTEMS, INC.


BY: /s/ Eric W. Jacobson
    ---------------------------
    Name: Eric W. Jacobson
    Title:  Vice President